UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

           Date of Report (Date of earliest reported): October 3, 2005

                      EARTHFIRST TECHNOLOGIES, INCORPORATED
                      -------------------------------------
               (Exact name of registrant as specified in charter)

       Flordia                         000-23897                59-3462501
---------------------------          -------------          ------------------
(State or other jurisdiction          (Commission             (IRS Employer
  of incorporation)                   File Number)          Identification No.)


                     2515 E Hanna Ave., Tampa, Florida 33610
                    ----------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (813) 238-5010

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02   Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers.

      At a meeting of the Board of Directors of the Company, held on October 3, 2005, Barry G. Markowitz, was appointed as a member of the Board of Directors of the Company.

      Mr. Markowitz founded DTE Energy Services in 1994 and served as its President from 1994 through 2004, and expanded it to include diversified energy investments (40 projects/facilities) in power generation, on-site energy, and coal-based fuels processing. The company developed, acquired, built, owned and operated businesses generating over $1 billion in annual revenue and $200 million in net income after taxes. After leaving DTE Energy Services in 2004, Mr. Markowitz worked as an independent consultant. Mr. Markowitz was awarded a Bachelor of Civil Engineering and Master of Business Administration by City College of New York.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         EARTHFIRST TECHNOLOGIES, INCORPORATED

Date:  October 7, 2005                   /s/ Leon Toups
                                         ---------------------------
                                         Leon Toups
                                         President and Chief Executive Officer

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